Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
First Quarter 2019 Financial Results

Net Loss of $0.26 per Diluted Share
FFO of $0.49 per Diluted Share (Excluding Specified Items)
Signed Over 1.0 Million Square Feet of Leases
Achieved GAAP and cash rent growth of 32.9% and 25.4%, respectively
Leased 100% of office space at One Westside and Maxwell redevelopments
Formed JV to Enter Vancouver, Canada Office Market
Under contract to purchase and reposition 1.45 million-square-foot complex
Refinanced Existing Debt to Extend Maturities, Reduce Rates
Issued $350 million of 10-year notes at 4.65%
Recast Sunset Gower/Sunset Bronson loan
Increased 2019 FFO Guidance to $1.96 to $2.04 per Diluted Share (Excluding Specified Items)
Increased office and studio same-store cash NOI growth assumption midpoints to 3.5% and 5.0%, respectively
____________
LOS ANGELES (May 2, 2019)—Hudson Pacific Properties, Inc. (the "Company" or "Hudson Pacific") (NYSE: HPP) today announced financial results for the first quarter 2019.

Management Comments & Industry Outlook
Victor Coleman, Hudson Pacific Properties' Chairman and CEO, said:

"Hudson Pacific Properties' leasing momentum continued through the first quarter of 2019, as tech and media companies continue to quickly absorb office and studio space within our portfolio to accommodate their growth. We signed another one million square feet of leases across our markets. We completed a landmark, nearly 600,000-square-foot lease with Google for all of our One Westside redevelopment in West Los Angeles, and WeWork leased the entire office portion of our Maxwell redevelopment in the Los Angeles Arts District. As a result, our one-million-square-foot-plus pipeline of value creation projects is now 90% pre-leased. We have also renewed or backfilled, or are in leases, LOIs, or proposals, on 65% of our remaining 2019 expirations, which are 17% below market.

"This quarter, we also announced our anticipated entrée into the Vancouver office market via a joint venture with Blackstone Property Partners. Bentall Centre, in terms of its ownership structure, scale, scope, and value creation potential, exemplifies our skill and creative ability to access exceptional new avenues for growth."

Consolidated Financial & Operating Results

For first quarter 2019 compared to first quarter 2018:

•	Net loss attributable to common stockholders of $39.4 million, or $0.26 per diluted share, compared

Hudson Pacific Properties, Inc.
Press Release

to net income attributable to common stockholders of $48.6 million, or $0.31 per diluted share;

◦
Net loss includes $52.2 million of impairment loss associated with the pending second quarter sale of the Campus Center office campus in Milpitas, anticipated to be largely offset by a gain on sale from the anticipated second quarter sale of the adjacent Campus Center land and development rights;

•	FFO, excluding specified items, of $76.7 million, or $0.49 per diluted share, compared to $70.0 million, or $0.45 per diluted share;

◦
Specified items in 2019 consisting of transaction-related expenses of $0.1 million, or $0.00 per diluted share, and one-time debt extinguishment costs of $0.1 million, or $0.00 per diluted share, compared to specified items in 2018 consisting of transaction-related expenses of $0.1 million, or $0.00 per diluted share, and one-time debt extinguishment costs of $0.4 million, or $0.00 per diluted share;

•	FFO, including specified items, of $76.4 million, or $0.49 per diluted share, compared to $69.5 million, or $0.44 per diluted share;

•	Total revenue increased 13.4% to $197.4 million;

•	Total operating expenses increased 14.0% to $158.5 million; and

•	Interest expense increased 18.8% to $24.4 million.

Office Segment Results
Financial & operating
For first quarter 2019 compared to first quarter 2018:

•	Total revenue increased 12.3% to $175.9 million. Primary factors include:

◦
Acquisitions of One Westside/10850 Pico (August 31, 2018) and the Ferry Building (October 9, 2018) and higher occupancy and rental rates across the portfolio, offset by the sales of Embarcadero Place (January 25, 2018), 2180 Sand Hill (March 1, 2018), 9300 Wilshire (April 10, 2018) and Peninsula Office Park (July 27, 2018);

•	Operating expenses increased 14.2% to $60.8 million, primarily due to the aforementioned asset acquisitions, partially offset by the aforementioned sales; and

•	Net operating income and cash net operating income for the 31 same-store office properties increased 7.2% and 2.3%, respectively.
Leasing

•	Stabilized and in-service office portfolio was 95.2% and 92.9% leased, respectively; and

•	Executed 45 new and renewal leases totaling 1,044,136 square feet with GAAP and cash rent growth of 32.9% and 25.4%, respectively.

Studio Segment Results
Financial & operating
For first quarter 2019 compared to first quarter 2018:

•	Total revenue increased 22.4% to $21.5 million. Primary factors include:

◦
Higher occupancy and production activity at Sunset Las Palmas Studios, higher rental rates across all three studios, as well as the acquisitions of 6605 Eleanor Avenue and 1034 Seward Street (June 7, 2018) and 6660 Santa Monica Boulevard (October 23, 2018);

•	Total operating expenses increased 15.0% to $11.1 million, primarily due to increased staffing for security, janitorial, and other services across all studio properties; and

•	Net operating income and cash net operating income for the same-store studio properties increased

Hudson Pacific Properties, Inc.
Press Release

by 25.3% and 23.8%, respectively.
Leasing

•	Trailing 12-month occupancy for the same-store studio properties was 92.4%.

Leasing Activity
Executed significant leases throughout the portfolio

•	Google signed a 14-year lease commencing in 2022 for all 584,000 square feet of the Company's One Westside redevelopment, formerly part of Westside Pavilion shopping mall in West Los Angeles.

•
WeWork leased all 94,826 square feet of office space through July 2031 at the Company's Maxwell redevelopment in the Los Angeles Arts District, with 55,864 square feet commencing February 2019 and 38,962 square feet commencing May 2019.

•	WeWork leased 66,056 square feet at 1455 Market in San Francisco through October 2031.

•	Poshmark leased an additional 25,549 square feet at Towers at Shore Center in Redwood City through May 2024, coterminous with its existing 50,327-square-foot lease.

•	Applied Underwriters extended its 23,244-square-foot lease through February 2025 at Metro Center in Foster City.

•	REL Falls leased 23,180 square feet through October 2029 at Metro Center in Foster City.

Acquisitions
Formed joint venture to purchase and renovate Bentall Centre in Vancouver, Canada
On March 26, 2019, the Company formed a joint venture with an affiliate of Blackstone Property Partners to acquire and renovate the 1.45 million-square-foot Bentall Centre office and retail complex in Downtown Vancouver. Hudson Pacific will own 20% of the joint venture and serve as the Operating Partner responsible for day-to-day operations and development. Blackstone will own 80% and serve as the Managing Partner. Bentall Centre contains four Class A office towers totaling 1.3 million square feet, and 140,000 square feet of amenity-oriented, at-grade and concourse-level retail space, and affords the ability to build by-right a fifth office tower. The transaction is expected to close in the second quarter of this year.

Dispositions
Placed Milpitas office campus and land under contract to sell
The Company entered into a contract to sell Campus Center's 471,580-square-foot office campus (deposit non-refundable), and a separate contract to sell the adjacent land and 946,350 square feet of development rights (deposit refundable), for a combined amount of approximately $150.0 million before credits, prorations and closing costs, with both transactions expected to close late in the second quarter of this year.

Financings
Issued $350.0 million of public debt

On February 27, 2019, the Company’s operating partnership, Hudson Pacific Properties, L.P. (the “Operating Partnership”), completed a public offering of $350.0 million aggregate principal amount of 4.65% senior notes due April 2029. The notes are senior unsecured obligations of the Operating Partnership and fully and unconditionally guaranteed by the Company. The Operating Partnership used a portion of net proceeds to repay all $75.0 million of its five-year term loan due November 2020, and to repay $255.0 million of outstanding borrowings under its revolving credit facility, with the remainder used for other general corporate purposes.

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Recast Sunset Gower and Sunset Bronson Studios loan
On March 1, 2019, the Company recast its loan secured by Sunset Gower and Sunset Bronson Studios scheduled to mature March 4, 2019 into a five-year, fully revolving $235.0 million loan, now scheduled to mature March 1, 2024. In addition to converting the loan into a fully revolving facility, other significant changes include a 90-basis-point interest rate reduction to LIBOR plus 1.35%, and removing Sunset Gower as collateral, leaving Sunset Bronson, and by extension ICON and CUE, as collateral.

Balance Sheet
As of the end of the first quarter 2019:

•	$2.7 billion of total unsecured and secured debt and preferred units equivalent to a leverage ratio of 33.7%.

•	Approximately $667.4 million of total liquidity comprised of:

◦	$52.4 million of unrestricted cash and cash equivalents;

◦	$380.0 million of undrawn total capacity under the unsecured revolving credit facility; and

◦	$230.0 million of excess capacity on the Sunset Bronson Studios/ICON/CUE revolving facility.

Dividend
Paid common dividend

•	The Company's Board of Directors declared a dividend on its common stock of $0.25 per share, equivalent to an annual rate of $1.00 per share.

•	The dividends were paid on March 28, 2019 to stockholders of record on March 18, 2019.

2019 Outlook
The Company is increasing its full-year 2019 FFO guidance from its previously announced range of $1.95 to $2.03 per diluted share, excluding specified items, to a revised range of $1.96 to $2.04 per diluted share, excluding specified items.
The full-year 2019 FFO estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. The estimates also assume the successful disposition before the end of this second quarter of Campus Center, including the adjacent land held for development, for a combined amount of approximately $150.0 million before credits, prorations and closing costs, with proceeds expected to be applied toward repayment of the Company’s revolving credit facility or other unsecured indebtedness. It otherwise excludes any impact from future unannounced or speculative acquisitions, dispositions, debt financings or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that the actual results will not differ materially from this estimate.
Below are some of the assumptions the Company used in providing this guidance (dollars and share data in thousands):

Hudson Pacific Properties, Inc.
Press Release

	Full Year 2019
Metric	Low	High
Growth in same-store office property cash NOI(1)(2)	3.00%	4.00%
Growth in same-store studio property cash NOI(1)(2)	4.50%	5.50%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(3)	$61,000	$71,000
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(4,000)	$(4,000)
General and administrative expenses(4)(5)	$(68,500)	$(72,500)
Interest expense(6)	$(106,000)	$(109,000)
Interest income	$3,200	$3,300
Corporate-related depreciation and amortization	$(2,050)	$(2,150)
FFO from unconsolidated joint ventures	$2,500	$3,500
FFO attributable to non-controlling interests	$(24,500)	$(28,500)
Weighted average common stock/units outstanding—diluted(7)	$155,000	$157,000

1.
Same-store is defined as the 31 office properties or three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2018, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2019.

2.	Please see non-GAAP information below for definition of cash NOI.

3.	Includes non-cash straight-line rent associated with the studio and office properties.

4.	Includes non-cash compensation expense, which the Company estimates at $20,500 in 2019.

5.
Includes approximately $5.4 million related to the adoption of Accounting Standards Codification (“ASC”) 842, Leases, on January 1, 2019, under which lessors will only capitalize incremental direct leasing costs. As a result, the Company will no longer capitalize certain legal costs and internal leasing compensation and instead will expense these costs as incurred.

6.	Includes amortization of deferred financing costs and loan discounts, which the Company estimates at $6,250 in 2019.

7.
Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2019 includes an estimate for the dilution impact of stock grants to the Company's executives under its 2017, 2018 and 2019 outperformance programs, as well as performance-based awards under the Company's special one-time retention award grants. This estimate is based on the projected award potential of such programs as of the end of such periods, as calculated in accordance with the ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information under "2019 Outlook" above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Supplemental Information
Supplemental financial information regarding Hudson Pacific's first quarter 2019 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property, and debt maturity schedules.

Hudson Pacific Properties, Inc.
Press Release

Conference Call
The Company will hold a conference call to discuss first quarter 2019 financial results at 11:00 a.m. PT / 2:00 p.m. ET on May 2, 2019. Please dial (877) 407-0784 to access the call. International callers should dial (201) 689-8560. A live, listen-only webcast can be accessed via the Investors section of the Company's website at HudsonPacificProperties.com, where a replay of the call will be available. A replay will also be available beginning May 2, 2019 at 2:00 p.m. PT / 5:00 p.m. ET, through May 16, 2019 at 8:59 p.m. PT / 11:59 p.m. ET, by dialing (844) 512-2921 and entering the passcode 13689535. International callers should dial (412) 317-6671 and enter the same passcode.

About Hudson Pacific Properties
Hudson Pacific Properties is a real estate investment trust that owns and operates more than 17 million square feet of office and studio properties. Focused on premier West Coast epicenters of innovation, media and technology, its anchor tenants include Fortune 500 and leading growth companies such as Netflix, Google, Square, Uber, NFL Enterprises and more. Hudson Pacific is publicly traded on the NYSE under the symbol HPP, and listed as a component of the Russell 2000® and the Russell 3000® indices. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Contact
Laura Campbell
Senior Vice President, Investor Relations and Marketing
(310) 622-1702
lcampbell@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release

Consolidated Balance Sheets
In thousands, except share data

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Investment in real estate, at cost	$6,990,420	$7,059,537
Accumulated depreciation and amortization	(739,334)	(695,631)
Investment in real estate, net	6,251,086	6,363,906
Cash and cash equivalents	52,445	53,740
Restricted cash	13,626	14,451
Accounts receivable, net	17,969	14,004
Straight-line rent receivables, net	159,004	142,369
Deferred leasing costs and lease intangible assets, net	280,193	279,896
U.S. Government securities	144,992	146,880
Operating lease right-of-use asset	272,051	—
Prepaid expenses and other assets, net	82,441	55,633
Assets associated with real estate held for sale	99,821	—
TOTAL ASSETS	$7,373,628	$7,070,879

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$2,711,632	$2,623,835
In-substance defeased debt	137,417	138,223
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	208,047	175,300
Operating lease liability	274,626	—
Lease intangible liabilities, net	41,112	45,612
Security deposits and prepaid rent	69,251	68,687
Liabilities associated with real estate held for sale	732	—
Total liabilities	$3,508,953	$3,117,793

Redeemable preferred units of the operating partnership	$9,815	$9,815
Redeemable non-controlling interest in consolidated real estate entities	114,616	113,141

Equity
Hudson Pacific Properties, Inc. stockholders’ equity:
Common stock, $0.01 par value, 490,000,000 authorized, 154,373,581 shares and 154,371,538 shares outstanding at March 31, 2019 and December 31, 2018, respectively	1,543	1,543
Additional paid-in capital	3,485,307	3,524,502
Accumulated other comprehensive income	9,674	17,501
Accumulated deficit	(41,189)	—
Total Hudson Pacific Properties, Inc. stockholders’ equity	3,455,335	3,543,546
Non-controlling interest—members in consolidated entities	267,039	268,246
Non-controlling interest—units in the operating partnership	17,870	18,338
Total equity	$3,740,244	$3,830,130
TOTAL LIABILITIES AND EQUITY	$7,373,628	$7,070,879

Hudson Pacific Properties, Inc.
Press Release

Consolidated Statements of Operations
In thousands, except share data

	Three Months Ended March 31,

	2019	2018
REVENUES
Office
Rental(1)	$170,197	$130,082
Tenant recoveries(1)	—	20,904
Service revenues(1)	5,661	5,546
Total office revenues	175,858	156,532
Studio
Rental(1)	12,394	10,383
Tenant recoveries(1)	—	354
Service revenue and other(1)	9,137	6,849
Total studio revenues	21,531	17,586
Total revenues	197,389	174,118
OPERATING EXPENSES
Office operating expenses	60,815	53,240
Studio operating expenses	11,109	9,664
General and administrative	18,094	15,564
Depreciation and amortization	68,505	60,553
Total operating expenses	158,523	139,021
OTHER EXPENSE (INCOME)
Interest expense	24,350	20,503
Interest income	(1,024)	(9)
Transaction-related expenses	128	118
Other expense (income)	106	(404)
Gains on sale of real estate	—	(37,674)
Impairment loss	52,201	—
Total other expense (income)	75,761	(17,466)
Net (loss) income	(36,895)	52,563
Net income attributable to preferred units	(153)	(159)
Net income attributable to participating securities	(308)	(327)
Net income attributable to non-controlling interest in consolidated real estate entities	(2,821)	(3,323)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	600	—
Net loss (income) attributable to non-controlling interest in the operating partnership	185	(177)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(39,392)	$48,577

BASIC AND DILUTED PER SHARE AMOUNTS
Net (loss) income attributable to common stockholders—basic	$(0.26)	$0.31
Net (loss) income attributable to common stockholders—diluted	$(0.26)	$0.31
Weighted average shares of common stock outstanding—basic	154,396,159	155,626,055
Weighted average shares of common stock outstanding—diluted	154,396,159	156,714,822

(1)	We adopted a new accounting standard that required a change in our presentation of revenues.

Hudson Pacific Properties, Inc.
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Funds From Operations
Unaudited, in thousands, except per share data

	Three Months Ended March 31,
	2019	2018
RECONCILIATION OF NET (LOSS) INCOME TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net (loss) income	$(36,895)	$52,563
Adjustments:
Depreciation and amortization	68,505	60,553
Corporate-related depreciation and amortization	(523)	(484)
Gains on sale of real estate	—	(37,674)
Impairment loss	52,201	—
FFO attributable to non-controlling interests	(6,738)	(5,331)
FFO attributable to preferred units	(153)	(159)
FFO to common stockholders and unitholders	76,397	69,468
Specified items impacting FFO:
Transaction-related expenses	128	118
One-time debt extinguishment cost	143	421
FFO (excluding specified items) to common stockholders and unitholders	$76,668	$70,007

Weighted average common stock/units outstanding—diluted	155,870	157,284
FFO per common stock/unit—diluted	$0.49	$0.44
FFO (excluding specified items) per common stock/unit—diluted	$0.49	$0.45

1.
Hudson Pacific calculates FFO in accordance with the White Paper issued in December 2018 on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate, gains and losses from sale of certain real estate assets and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. The calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. In the December 2018 White Paper, NAREIT, provided an option to include value changes in mark-to-market equity securities in the calculation of FFO. The Company elected this option, retroactively during fourth quarter 2018. The Company believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. Hudson Pacific uses FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

Hudson Pacific Properties, Inc.
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Net Operating Income
Unaudited, in thousands

	Three Months Ended March 31,
	2019	2018
RECONCILIATION OF NET (LOSS) INCOME TO NET OPERATING INCOME (“NOI”)(1):
Net (loss) income	$(36,895)	$52,563
Adjustments:
Interest expense	24,350	20,503
Interest income	(1,024)	(9)
Transaction-related expenses	128	118
Other expense (income)	106	(404)
Gains on sale of real estate	—	(37,674)
Impairment loss	52,201	—
General and administrative	18,094	15,564
Depreciation and amortization	68,505	60,553
NOI	$125,465	$111,214

NET OPERATING INCOME BREAKDOWN
Same-store office cash revenues	103,728	100,195
Straight-line rent	9,117	4,731
Amortization of above-market and below-market leases, net	2,041	2,630
Amortization of lease incentive costs	(356)	(332)
Same-store office revenues	114,530	107,224

Same-store studios cash revenues	20,560	17,400
Straight-line rent	360	186
Amortization of lease incentive costs	(9)	—
Same-store studio revenues	20,911	17,586

Same-store revenues	135,441	124,810

Same-store office cash expenses	34,822	32,864
Amortization of above-market and below-market ground leases, net	575	575
Same-store office expenses	35,397	33,439

Same-store studio cash expenses	10,983	9,664
Same-store studio expenses	10,983	9,664

Same-store expenses	46,380	43,103

Same-store net operating income	89,061	81,707
Non-same-store net operating income	36,404	29,507
NET OPERATING INCOME	$125,465	$111,214

SAME-STORE OFFICE NOI GROWTH	7.2%
SAME-STORE OFFICE CASH NOI GROWTH	2.3%
SAME-STORE STUDIO NOI GROWTH	25.3%
SAME-STORE STUDIO CASH NOI GROWTH	23.8%

1.
Hudson Pacific evaluates performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. Hudson Pacific considers NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Hudson Pacific calculates NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. Hudson Pacific defines NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. Hudson Pacific believes NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.